Exhibit 99.1

                       FIRST NIAGARA FINANCIAL GROUP, INC.
                 REPORTS 20% INCREASE IN 4th QUARTER NET INCOME

Lockport, N.Y. - January 13, 2004 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG), today announced that net income for the quarter ended December 31, 2003 increased 20% to $10.1 million, or $0.15 per diluted share from $8.4 million, or $0.13 per diluted share for the same period of 2002. On a linked quarter basis, net income increased 8% from $9.3 million or $0.14 per diluted share for the 2003 third quarter. For the year, net income increased 17% to $36.1 million, or $0.53 per diluted share, from 2002 earnings of $30.8 million, or $0.47 per diluted share.

"I am pleased to report record earnings for 2003," stated President and CEO, Paul J. Kolkmeyer. "It is also the fifth consecutive year that we have been able to achieve double digit earnings growth. These results are even more gratifying given the challenges we have faced throughout the year. During 2003 we organically grew our commercial mortgage and business loan portfolio by 15% while maintaining strong asset quality, continued our de novo branching strategy and provided a total return of more than 50% to our shareholders. That was accomplished while converting to a fully public company, closing and integrating several acquisitions and rebuilding our senior management team. In addition, we have been very focused on our pending acquisition of Troy Financial Corporation. When we close that transaction later this week we will be a statewide institution with almost $5 billion in assets and positioned for further growth in 2004."

Net interest income was $28.3 million for the fourth quarter of 2003, a $1.1 million increase from the third quarter of 2003. This improvement resulted from a 16 basis point increase in the Company's net interest rate spread. The increase in net interest rate spread was attributable to the Company's active asset and liability management strategies and reduced mortgage-backed security premium amortization. The effects of those changes more than offset the impact of the reduction in loan portfolio yield, which declined due to the historically low interest rate environment. As a result, the Company's net interest margin improved 14 basis points to 3.50% for the quarter, compared to 3.36% in the third quarter of 2003.

Total loans were $2.29 billion at December 31, 2003 compared to $2.31 billion at September 30, 2003. This slight decrease was primarily attributable to a $16.5 million decline in residential loans, as the Company continued to strategically lower its reliance on one-to four-family real estate loans. Additionally, the combined commercial real-estate and business loan portfolios declined $4.1 million during the quarter as a result of lower line of credit utilization by our business customers and the anticipated completion and subsequent repayment of two commercial real-estate construction projects. A $2.0 million provision for credit losses was set aside for the quarter ended December 31, 2003 as credit quality remained stable and loan loss experience continued at low levels. Total non-performing assets were approximately $12.9 million at December 31, 2003 and September 30, 2003. Total deposits were $2.36 billion at December 31, 2003 compared to $2.32 billion at September 30, 2003. This increase was across various product types and reflects the Company's focus on increasing its core deposit base, in particular non-interest bearing checking accounts.

For the fourth quarter of 2003, the Company had $11.2 million of noninterest income, which is comparable to the third quarter of 2003 level of $11.4 million. Increases in insurance services and fees, as well as lending and leasing income were offset by a decrease in bank-owned life insurance earnings as a result of death benefit proceeds received in the third quarter of 2003. Additionally, bank service charges and fee income declined $179 thousand as a result of the MasterCard/Visa settlement in August 2003.

Noninterest expense for the three months ended December 31, 2003 was $22.7 million versus $22.4 million for the three months ended September 30, 2003. This increase is attributable to $387 thousand of conversion and travel costs incurred during the fourth quarter related to the Company's pending acquisition of Troy Financial Corporation. During the fourth and third quarters of 2003, the Company also incurred $301 thousand and $447 thousand, respectively, of other noninterest expense in connection with its CEO transition, and the unexpected passing of the Company's CEO in August.

The effective tax rate from continuing operations decreased to 31.04% for the quarter ended December 31, 2003 compared to 35.15% for the quarter ended September 30, 2003. This decrease was primarily due to adjustments made during the quarter to finalize the year-end tax calculation. While those adjustments reduced the 2003 effective rate to 34.16%, the Company anticipates having an effective tax rate closer to 36% for 2004 as a result of the Troy transaction.

Outlook - "We ended 2003 with 13% EPS growth and look forward to continuing our successful track-record in 2004," stated Mr. Kolkmeyer. "Our primary objectives for 2004 will be the efficient integration of Troy Financial Corporation and to continue our de novo branching and acquisition strategy in both our banking and financial services businesses. At the same time, we intend to further expand our loan portfolio and deposit base to include more commercial relationships. With these initiatives in mind, and considering approximately $1.0 million of after tax merger related expenses which will be incurred during the first two quarters, we expect that our 2004 diluted earnings per share growth rate will be within an 18% to 26% range, which is consistent with our historical growth rate of approximately 18%."

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $3.6 billion and deposits of $2.4 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 47 banking centers, a loan production office, several financial services subsidiaries, and 70 ATMs throughout upstate New York. On August 11, 2003 the Company announced its intentions to acquire Troy Financial Corporation, a $1.4 billion asset bank located near Albany New York, which is anticipated to close on January 16, 2004. First Niagara's range of products includes personal and business checking, savings, business loan and mortgage products, cash management services, investment alternatives, lease financing and trust services. The Company offers an expanded product line, which includes commercial and personal insurance and investment advisory services.

Conference Call - A conference call will be held at 10:00 a.m. (EST) on Tuesday January 13 to discuss these fourth quarter results, as well as the Company's strategy and future outlook. Those wishing to participate may dial 1-877-709-8150. A replay of the call will be available until January 18 by dialing 1-877-660-6853, account number 6340, conference number 85348.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities:
(1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn;
(4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.


Officer Contacts
Paul J. Kolkmeyer................ President and CEO
John R. Koelmel.................. Chief Financial Officer
Christopher J. Thome............. Reporting and Investor Relations Manager
                                  (716) 625-7645
                                  chris.thome@fnfg.com
Leslie G. Garrity................ Public Relations and
                                  Corporate Communications Manager
                                  (716) 625-7528
                                  leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

                                                                     2003                                            2002
                                   ---------------------------------------------------------------------   -------------------------
                                      As of         Fourth          Third        Second         First         As of        Fourth
                                   December 31,     Quarter        Quarter       Quarter       Quarter     December 31,    Quarter
                                   ------------   -----------    -----------   -----------   -----------   ------------  -----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                       $ 3,589,507      3,589,507      3,533,430     3,561,646     3,603,432     2,934,795     2,934,795
Total interest-earning assets      $ 3,262,196      3,262,196      3,196,095     3,250,975     3,293,147     2,676,194     2,676,194
Fed funds and other short-term
   investments                     $   124,255        124,255        134,482       159,675       392,956        45,167        45,167
Securities, at amortized cost      $   846,450        846,450        753,193       806,552       666,750       625,324       625,324
Loans:
   Real estate loans:
     One-to four-family            $   945,796        945,796        962,259       983,984       992,949       927,453       927,453
     Home equity                   $   179,172        179,172        176,136       168,568       167,087       136,986       136,986
     Multi-family                  $   216,129        216,129        208,041       186,347       171,582       170,357       170,357
     Commercial real-estate        $   437,633        437,633        422,770       402,528       377,878       303,136       303,136
     Construction                  $    90,061         90,061        106,835       116,141       117,324       107,200       107,200
                                   -----------    -----------    -----------   -----------   -----------   -----------   -----------
       Total real estate loans     $ 1,868,791      1,868,791      1,876,041     1,857,568     1,826,820     1,645,132     1,645,132
                                   -----------    -----------    -----------   -----------   -----------   -----------   -----------

   Commercial business loans       $   215,000        215,000        225,561       221,316       208,137       178,555       178,555
   Consumer loans                  $   202,371        202,371        200,824       197,087       188,260       169,155       169,155
   Net deferred costs and
      discounts                    $     8,461          8,461          8,336         8,556         7,965         2,591         2,591
                                   -----------    -----------    -----------   -----------   -----------   -----------   -----------
       Total loans                 $ 2,294,623      2,294,623      2,310,762     2,284,527     2,231,182     1,995,433     1,995,433
   Allowance for credit losses     $    25,420         25,420         25,219        24,781        23,913        20,873        20,873
                                   -----------    -----------    -----------   -----------   -----------   -----------   -----------
       Loans, net                  $ 2,269,203      2,269,203      2,285,543     2,259,746     2,207,269     1,974,560     1,974,560
Goodwill and other intangibles     $   114,698        114,698        115,084       107,803       107,048        80,493        80,493

Total interest-bearing
   liabilities                     $ 2,658,510      2,658,510      2,595,908     2,641,372     2,706,561     2,468,396     2,468,396

Deposits:
   Interest-bearing deposits:
     Savings accounts              $   654,320        654,320        646,284       666,003       688,597       632,894       632,894
     Interest-bearing checking     $   538,967        538,967        540,999       540,274       511,941       467,550       467,550
     Certificates of deposit       $   991,545        991,545        973,070       982,903     1,054,996       879,246       879,246
     Mortgagors' payments held
        in escrow                  $    15,712         15,712          9,827        16,925         9,317        15,619        15,619
   Noninterest-bearing deposits    $   154,672        154,672        149,088       149,134       133,946       134,160       134,160
                                   -----------    -----------    -----------   -----------   -----------   -----------   -----------
       Total deposits              $ 2,355,216      2,355,216      2,319,268     2,355,239     2,398,797     2,129,469     2,129,469
Stock subscription proceeds        $        --             --             --            --            --        75,952        75,952

Short-term borrowings              $    87,148         87,148         85,020        67,564        63,980        69,312        69,312
Long-term borrowings               $   370,818        370,818        340,708       367,703       377,730       327,823       327,823
Stockholders' equity               $   728,174        728,174        723,047       718,390       711,646       283,696       283,696
Tangible equity (1)                $   613,476        613,476        607,963       610,587       604,598       203,203       203,203
Fair value adjustment included
   in stockholders' equity         $      (341)          (341)         1,397         3,558         3,333         4,230         4,230
Common shares outstanding               66,326         66,326         66,370        66,228        66,071        25,005        25,005
Total loans serviced for others    $   246,078        246,078        250,082       271,401       289,341       242,871       242,871

                                                                     2003                                            2002
                                   ---------------------------------------------------------------------   -------------------------
                                    Year Ended      Fourth          Third        Second         First       Year Ended     Fourth
                                   December 31,     Quarter        Quarter       Quarter       Quarter     December 31,    Quarter
                                   -----------    -----------    -----------   -----------   -----------   -----------   -----------
------------------------------------------------------------------------------------------------------------------------------------
SELECTED AVERAGE BALANCES
(Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
Total assets                       $ 3,531,697      3,545,301      3,540,403     3,579,903     3,460,151     2,852,799     2,872,553
Total interest-earning assets      $ 3,226,208      3,228,756      3,230,971     3,280,842     3,163,493     2,597,142     2,614,851
Fed funds and other short-term
   investments                     $   220,330        137,175        167,878       282,842       295,743       137,639       144,490
Securities, at amortized cost      $   737,703        774,734        759,271       734,489       681,051       513,561       480,747
Loans (2)                          $ 2,255,703      2,308,146      2,294,650     2,250,864     2,167,176     1,931,288     1,973,358
Goodwill and other intangibles     $   109,207        114,876        112,446       107,631       101,695        80,866        80,639
Interest-bearing liabilities:
   Savings accounts                $   662,155        646,954        654,076       676,024       671,930       588,611       627,502
   Interest-bearing checking       $   525,346        537,431        550,020       527,440       485,655       507,305       470,735
   Certificates of deposit         $   998,428        992,314        966,017     1,021,369     1,014,610       883,867       878,675
   Mortgagors' payments held
      in escrow                    $    16,871         15,364         22,948        16,832        12,237        17,579        15,528
   Stock subscription proceeds     $     8,630            N/A            N/A           N/A        35,000         2,355         9,342
   Other borrowed funds            $   431,299        426,005        425,166       436,178       438,047       414,064       409,182
                                   -----------    -----------    -----------   -----------   -----------   -----------   -----------
     Total interest-bearing
        liabilities                $ 2,642,729      2,618,068      2,618,227     2,677,843     2,657,479     2,413,781     2,410,964

Interest-bearing deposits          $ 2,202,800      2,192,063      2,193,061     2,241,665     2,184,432     1,997,362     1,992,440
Noninterest-bearing deposits       $   138,675        148,596        144,914       132,895       128,000       115,977       127,315
                                   -----------    -----------    -----------   -----------   -----------   -----------   -----------
   Total deposits                  $ 2,341,475      2,340,659      2,337,975     2,374,560     2,312,432     2,113,339     2,119,755

Stockholders' equity               $   695,914        727,413        719,606       716,980       618,195       274,533       283,087
Tangible equity (1)                $   586,707        612,537        607,160       609,349       516,500       193,667       202,448
Common shares outstanding (3):
   Basic                                66,111         66,289         66,276        66,126        65,758        64,445        64,647
   Diluted                              67,754         67,941         68,002        67,722        67,268        65,883        66,194

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                     2003                                            2002
                                    -------------------------------------------------------------------   -------------------------
                                      Year Ended     Fourth         Third        Second         First      Year Ended      Fourth
                                     December, 31    Quarter       Quarter       Quarter       Quarter    December 31,     Quarter
                                     ------------   ---------     ---------     ---------     ---------   ------------    ---------
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED OPERATIONS DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Interest income                        $ 169,959       42,450        41,984        42,602        42,923       167,637        40,654
Interest expense                       $  62,544       14,197        14,836        15,976        17,535        76,107        17,103
                                       ---------    ---------     ---------     ---------     ---------     ---------     ---------
Net interest income                    $ 107,415       28,253        27,148        26,626        25,388        91,530        23,551
Provision for credit losses            $   7,929        2,007         1,757         2,208         1,957         6,824         1,835
                                       ---------    ---------     ---------     ---------     ---------     ---------     ---------
Net interest income after
   provision for credit losses         $  99,486       26,246        25,391        24,418        23,431        84,706        21,716

Noninterest income:
   Bank service charges and fees       $  16,445        4,110         4,289         4,246         3,800        14,226         3,748
   Lending and leasing income          $   3,617          906           853           959           899         5,523         1,771
   Insurance services and fees         $  14,765        4,007         3,818         3,631         3,309        12,610         2,846
   Bank-owned life insurance
      earnings                         $   3,502          809         1,141           799           753         2,706           689
   Annuity and mutual fund
      commissions                      $   2,641          517           513           859           752         2,585           660
   Investment advisory and
      fiduciary services               $     884          209           262           193           220         1,112           232
   Gain (loss) from investment
      securities available for sale    $       9           51           (24)           (2)          (16)       (1,044)         (801)
   Gain on sale of banking center      $      --           --            --            --            --         2,429         2,429
   Other                               $   1,516          544           523           119           330         1,640           391
                                       ---------    ---------     ---------     ---------     ---------     ---------     ---------
     Total noninterest income          $  43,379       11,153        11,375        10,804        10,047        41,787        11,965

Noninterest expense:
   Salaries and benefits               $  50,377       12,743        13,037        12,025        12,572        45,180        11,595
   Occupancy and equipment             $   9,315        2,331         2,284         2,259         2,441         7,526         1,845
   Technology and communications       $   9,647        2,397         2,553         2,337         2,360         8,599         2,375
   Marketing and advertising           $   3,205          541           810           786         1,068         2,612           768
   Amortization of intangibles         $   1,384          378           398           290           318           677           175
   Other                               $  14,349        4,348         3,338         3,375         3,288        12,737         3,855
                                       ---------    ---------     ---------     ---------     ---------     ---------     ---------
     Total noninterest expense         $  88,277       22,738        22,420        21,072        22,047        77,331        20,613

Income from continuing operations
   before income taxes                 $  54,588       14,661        14,346        14,150        11,431        49,162        13,068
Income taxes from continuing
   operations                          $  18,646        4,551         5,042         5,073         3,980        18,752         4,735
                                       ---------    ---------     ---------     ---------     ---------     ---------     ---------
     Income from continuing
        operations                     $  35,942       10,110         9,304         9,077         7,451        30,410         8,333
Income (loss) from discontinued
   operations, net of tax (4)          $     164          (22)           --            23           163           385            69
                                       ---------    ---------     ---------     ---------     ---------     ---------     ---------
     Net income                        $  36,106       10,088         9,304         9,100         7,614        30,795         8,402
                                       ---------    ---------     ---------     ---------     ---------     ---------     ---------
-----------------------------------------------------------------------------------------------------------------------------------
STOCK AND RELATED PER SHARE DATA

-----------------------------------------------------------------------------------------------------------------------------------
Net income per share (3):
   Basic                               $    0.55         0.15          0.14          0.14          0.12          0.48          0.13
   Diluted                             $    0.53         0.15          0.14          0.13          0.11          0.47          0.13
Cash dividends (3)                     $    0.22         0.06          0.06          0.05          0.05          0.17          0.05
Dividend payout ratio                      40.00%       40.00%        42.86%        35.71%        41.67%        35.42%        38.46%
Dividend yield (annualized)                 1.47%        1.59%         1.58%         1.44%         1.73%         1.68%         1.96%
Book value (3)                         $   10.98        10.98         10.89         10.85         10.77          4.39          4.39
Tangible book value (1) (3)            $    9.25         9.25          9.16          9.22          9.15          3.14          3.14
Market price (NASDAQ: FNFG) (3):
   High                                $   16.55        15.64         16.55         14.20         11.92         12.41         12.39
   Low                                 $   10.11        13.85         13.70         11.40         10.11          6.07         10.03
   Close                               $   14.97        14.97         15.09         13.92         11.75         10.10         10.10
-----------------------------------------------------------------------------------------------------------------------------------
SELECTED RATIOS
(Annualized)
-----------------------------------------------------------------------------------------------------------------------------------
Net income:
   Return on average assets                 1.02%        1.13%         1.04%         1.02%         0.89%         1.08%         1.16%
   Return on average equity                 5.19%        5.50%         5.13%         5.09%         5.00%        11.22%        11.78%
   Return on average tangible
      equity (1)                            6.15%        6.53%         6.08%         5.99%         5.98%        15.90%        16.47%

Yield on interest-earning assets            5.27%        5.24%         5.18%         5.20%         5.46%         6.45%         6.20%
Rate on interest-bearing
   liabilities                              2.37%        2.15%         2.25%         2.39%         2.68%         3.15%         2.81%
                                       ---------    ---------     ---------     ---------     ---------     ---------     ---------
Net interest rate spread                    2.90%        3.09%         2.93%         2.81%         2.78%         3.30%         3.39%
Net interest margin                         3.33%        3.50%         3.36%         3.25%         3.21%         3.52%         3.60%
As a percentage of average assets:
   Noninterest income                       1.23%        1.25%         1.27%         1.21%         1.18%         1.46%         1.65%
   Noninterest expense                      2.50%        2.54%         2.51%         2.36%         2.58%         2.71%         2.85%
                                       ---------    ---------     ---------     ---------     ---------     ---------     ---------
   Net overhead                             1.27%        1.29%         1.24%         1.15%         1.40%         1.25%         1.20%
Efficiency ratio                           58.54%       57.70%        58.20%        56.30%        62.22%        58.01%        58.04%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

                                                                         2003                                         2002
                                          ---------------------------------------------------------------  ------------------------
                                           As of and for                                                   As of and for
                                          the year-ended   Fourth        Third       Second        First   the year-ended   Fourth
                                           December 31,    Quarter      Quarter      Quarter      Quarter   December 31,    Quarter
                                          --------------  --------     --------     --------     --------  --------------  --------
-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
Tier 1 risk based capital                       17.94%       17.94%       18.59%       18.70%       18.64%       10.27%       10.27%
Total risk based capital                        19.04%       19.04%       19.70%       19.80%       19.70%       11.34%       11.34%
Tier 1 (core) capital                           11.92%       11.92%       12.48%       12.40%       12.21%        6.54%        6.54%
Tangible capital                                11.87%       11.87%       12.42%       12.34%       12.15%        6.54%        6.54%
Equity to assets                                20.29%       20.29%       20.46%       20.17%       19.75%        9.67%        9.67%
-----------------------------------------------------------------------------------------------------------------------------------
ASSET QUALITY DATA
(Amounts in thousands)
-----------------------------------------------------------------------------------------------------------------------------------
Non-performing loans:
   One-to four-family                        $  3,905        3,905        3,605        3,395        3,723        4,071        4,071
   Home equity                               $    401          401          310          467          474          332          332
   Commercial real-estate and
      multi-family                           $  3,878        3,878        2,889        1,614        1,537        1,225        1,225
   Consumer                                  $    538          538          679        1,040          630          652          652
   Commercial business                       $  3,583        3,583        4,204        3,537        3,572        1,198        1,198
                                             --------     --------     --------     --------     --------     --------     --------
     Total non-performing loans              $ 12,305       12,305       11,687       10,053        9,936        7,478        7,478

Other non-performing assets                  $    543          543        1,196        1,375        1,646        1,423        1,423
                                             --------     --------     --------     --------     --------     --------     --------
Total non-performing assets                  $ 12,848       12,848       12,883       11,428       11,582        8,901        8,901

Allowance for credit losses                  $ 25,420       25,420       25,219       24,781       23,913       20,873       20,873
Provision for credit losses                  $  7,929        2,007        1,757        2,208        1,957        6,824        1,835
Net loan charge-offs                         $  5,383        1,806        1,319        1,340          918        4,678        1,261
Provision for credit losses as a
   percentage of net loan
      charge-offs                              147.30%      111.13%      133.21%      164.78%      213.18%      145.87%      145.52%
Total non-performing assets as a
   percentage of total assets                    0.36%        0.36%        0.36%        0.32%        0.32%        0.30%        0.30%
Total non-performing loans to
   total loans                                   0.54%        0.54%        0.51%        0.44%        0.45%        0.37%        0.37%
Net charge-offs to average loans
   (annualized)                                  0.24%        0.31%        0.23%        0.24%        0.17%        0.24%        0.25%
Allowance for credit losses to
   total loans                                   1.11%        1.11%        1.09%        1.08%        1.07%        1.05%        1.05%
Allowance for credit losses
   to non-performing loans                     206.58%      206.58%      215.79%      246.50%      240.67%      279.13%      279.13%
-----------------------------------------------------------------------------------------------------------------------------------
Personnel FTE                                     944          944          915          891          897          945          945
Number of banking centers                          47           47           46           46           45           38           38

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(1)   Excludes goodwill and other intangible assets.

(2)   Net of deferred costs and unearned discounts.

(3) All per share data and references to the number of shares outstanding for purposes of calculating per share amounts have been restated to give recognition to the 2.58681 exchange ratio applied in the January 17, 2003 conversion.

(4) Effective February 19, 2003, First Niagara Bank sold NOVA Healthcare Administrators, Inc. its wholly- owned third-party benefit plan administrator subsidiary. For the periods presented, the Company has reported the results of operations from NOVA as "Discontinued Operations." First quarter 2003 amounts include the net gain realized on the sale of $230,000.